UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  May 28, 2008

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2008, TRC announced that Thomas W. Bennet, Jr. has been appointed Senior Vice President and Chief Financial Officer effective June 2, 2008.  Mr. Bennett, 48, was principal of Bennet Consulting LLC, an energy services consulting firm and prior to that, he served from 1995 to 2004 as Vice President and Chief Financial Officer of Yankee Atomic Electric Company and Connecticut Yankee Atomic Power.  Mr. Bennet will be employed at an annual salary of $250,000 under terms generally applicable to other executive officers of the Company and will receive an initial grant of 10,000 options to purchase TRC common stock under the Company’s 2007 Equity Incentive Plan.

The Company also announced on May 28, 2008 that Carl d. Paschetag, Jr. who had served as CFO since April 2006 was leaving the Company.

Item 9.01.              Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	News Release titled, “TRC Appoints Thomas W. Bennet, Jr. as Chief Financial Officer,” dated May 28, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2008	TRC Companies, Inc.

	By:	/s/	Christopher P. Vincze
Christopher P. Vincze
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release titled, “TRC Appoints Thomas W. Bennet, Jr. as Chief Financial Officer,” dated May 28, 2008.